Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	LuAnn Via
President and Chief Executive Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION PROMOTES
PETER G. MICHIELUTTI TO EXECUTIVE VICE PRESIDENT,
CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER

Minneapolis, MN, August 1, 2014 - Christopher & Banks Corporation (NYSE: CBK) today announced that Peter G. Michielutti has been promoted to Executive Vice President, Chief Operating Officer and Chief Financial Officer. In this role, he has responsibility for the Company’s Finance, Accounting, Internal Audit, Investor Relations, Real Estate, Tax, Risk Management, Information Technology and Supply Chain & Logistics functions. Mr. Michielutti joined the Company in April 2012 as Senior Vice President, Chief Financial Officer.

LuAnn Via, President and Chief Executive Officer, commented: “Pete is a talented executive with a strong finance, operational and retail background, and has been an integral part of the Company’s financial turnaround. His promotion is a reflection of the leadership and valuable contributions he has made since joining the Company in April 2012 as Senior Vice President, Chief Financial Officer. I look forward to working with Pete in his expanded role, as we continue to execute on our three-year growth plan.”

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing. As of August 1, 2014, the Company operates 542 stores in 43 states consisting of 250 Christopher & Banks stores, 118 stores in its women’s plus size clothing division CJ Banks, 135 MPW stores and 39 outlet stores. The Company also operates the www.ChristopherandBanks.com and www.CJBanks.com e-commerce websites.

Keywords: Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

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